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                                                                   EXHIBIT 99.14

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors and Shareholders
Barclays Global Investors Funds, Inc.

The Board of Trustees and Shareholders
Master Investment Portfolio:

We consent to the incorporation by reference in the Combined Proxy Statement/ Prospectus and in the statement of additional information of Barclays Global Investors Funds, Inc. (formerly MasterWorks Funds Inc.) constituting part of this Registration Statement on Form N-14, of our report dated April 2, 1999, on the financial statements and financial highlights of Bond Index Fund and U.S. Treasury Allocation Fund (two of the funds comprising Barclays Global Investors Funds, Inc.) as of February 28, 1999, and for the periods indicated therein.

We also consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and in the statement of additional information of Barclays Global Investors Funds, Inc. constituting part of this Registration Statement on Form N-14, of our reports dated April 2, 1999, on the financial statements and financial highlights of Bond Index Master Portfolio and U.S. Treasury Allocation Master Portfolio (two of the portfolios comprising Master Investment Portfolio) as of February 28, 1999, and for the periods indicated therein.

We also consent to the reference to our firm under the heading "Comparison of Advisory and Other Service Arrangements and Fees" in the Combined Proxy Statement/Prospectus.


San Francisco, California
September 15, 1999